EX-99.j
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated September 22, 2010, relating to the financial statements and financial highlights which appear in the July 31, 2010 Annual Report to Shareholders of Delaware Core Plus Bond Fund and Delaware Inflation Protected Bond Fund (constituting Delaware Group Government Funds), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Financial Statements" in such Registration Statement.

Philadelphia, Pennsylvania
November 24, 2010

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and “Financial Statements” in the Statement of Additional Information in this Registration Statement (Form N-1A)(Post-Effective Amendment No. 39 to File No. 002-97889; Amendment No. 39 to File No. 811-04304) of Delaware Group Government Funds, and the caption “Other Information” in the July 31, 2010 Annual Reports of Delaware Core Plus Bond Fund and Delaware Inflation Protected Bond Fund incorporated by reference in this Registration Statement.

/s/ERNST & YOUNG LLP

Philadelphia, Pennsylvania
November 29, 2010